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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

David Green	Chane Graziano	Susan Luscinski
President	CEO	CFO
dgreen@harvardbioscience.com	cgraziano@harvardbioscience.com Harvard Bioscience, Inc. 84 October Hill Road Holliston, MA 01746 Tel: 508 893 8999 Fax: 508 429 8478	sluscinski@harvardbioscience.com

HBIO Reports 63% Revenue Growth in First Quarter

Holliston, MA, April 30, 2003 /—Harvard Bioscience, Inc. (Nasdaq: HBIO), today reported financial highlights for the three months ended March 31, 2003.

Revenue for the first quarter of 2003 grew 63% from the same quarter in 2002 after favorable foreign exchange effects. Excluding favorable foreign exchange effects of approximately $860,000, revenue for the first quarter grew 56%.

Net income, as measured under generally accepted accounting principles ("GAAP"), for the first quarter of 2003 was $776,000, compared with $773,000 for the first quarter of 2002. Basic and diluted per share net income was $0.03 for both periods. Included in both periods are charges for non-cash stock compensation expense of $147,000 and $325,000 and amortization of intangibles of $625,000 and $305,000 for 2003 and 2002 respectively, net of tax. For 2003, net income also includes charges related to the acquisitions of Genomic Solutions, BTX and GeneMachines of $333,000 for fair value adjustments, expensed through cost of product sales, of acquired inventory and backlog related to orders sold in the first quarter of 2003 since each acquisition.

Pro forma net income totaled $1.5 million for the first quarter of 2003 compared to $1.2 million for the first quarter of 2002, or $0.05 per diluted share for both periods. Pro forma net income excludes, for both periods presented, stock compensation expense and amortization of intangibles, net of tax effects. For the three months ended March 31, 2003, related to the acquisitions of Genomic Solutions, GeneMachines and BTX, pro forma net income additionally excludes, net of tax, fair value adjustments, expensed through cost of product sales, for acquired inventory and backlog related to orders sold in the first quarter of 2003 since each acquisition.

HBIO ended the quarter with cash and cash equivalents of $9.3 million, a $6 million decrease since December 31, 2002. Approximately $6.0 million in cash was used to partially fund the acquisitions of BTX in January of 2003 and GeneMachines in March 2003. An additional $6 million in proceeds from a bridge note entered into in March 2003 was used to fund the remaining purchase price for the acquisition of GeneMachines. This $6 million bridge loan was entered into with Brown Brothers Harriman & Co. in anticipation of closing a $12 million (which includes the amount of the bridge loan) revolving credit facility which would be available to fund future acquisitions or working capital.

"Our first quarter 2003 results are consistent with our expectations and are in line with the 2003 guidance which we gave on our fourth quarter 2002 conference call "said Chane Graziano, CEO of Harvard Bioscience. He continued, "Despite a difficult economic environment which slowed the growth of some of our mature products, our three tiered strategy of innovation, acquisition and partnership enabled us to grow revenues significantly for the quarter. With an organic revenue growth rate for the quarter of 3%, clearly, the acquisitions of Genomic Solutions in October 2002, BTX in January 2003, and GeneMachines in March 2003 were major contributors to our growth in the first quarter of 2003. At this time we remain comfortable with our guidance of $0.26 pro forma EPS for 2003."

As previously announced, management will host a conference call regarding first quarter earnings which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. web site. The conference call will begin at 10:00am Eastern Time on Thursday, May 1, 2003. To listen to the conference call, log on to our website at: www.harvardbioscience.com, click on the investor relations button and then click on the web cast icon. Any material financial and other statistical information presented on the call which is not included in our earnings release, as well as our earnings release, is available on the investor relations section of our website. Click on the investor relations button and then click on the press release or web cast icon, as appropriate. If you are unable to listen to the live web cast, the call, this press release and any related financial or statistical information will be archived in the investor relations section of our web site. The live conference call can also be accessed in a "listen only" mode by dialing 877-313-7707.

Use of Non-GAAP Financial Information

We believe that it is useful to investors to present both the pro forma results for the Company as well as the GAAP results for the Company, as the pro forma results are how we measure the operating results of the Company internally. Historically, pro forma results exclude acquired in-process research and development expense, amortization of intangibles related to acquisitions, fair value adjustments of inventory and backlog related to acquisitions, one time restructuring expenses and stock compensation expense, all net of tax. These expenses result primarily from purchase accounting or from events that are not related to the underlying operations of the business. Therefore, we believe the presentation of the pro forma results provides investors with an enhanced understanding of the business. A tabular reconciliation of first quarter pro forma results to GAAP results is included in this press release. Also included is a similar reconciliation for our 2003 pro forma guidance.

The financial information provided in the pro forma presentation should be considered in addition to, not as a substitute for the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of specialized products, primarily scientific instruments, used to accelerate drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories. HBIO sells its products to thousands of researchers in 100 countries though its direct sales force, a 1,000-page catalog, various specialty catalogs and through its distributors, including Amersham Biosciences and PerkinElmer. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Austria and Belgium with sales facilities in France, Canada and Japan.

The statements made in this press release or on our conference call that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's products, the anticipated closing of a definitive agreement for a revolving credit facility, and the Company's plans, objectives and intentions that are not historical facts. In particular, there is a risk that the Company will not generate revenues, earnings or operating margins that management anticipates, the Company may not achieve its expected GAAP or pro forma results for 2003, and there is a risk that the Company may not reach agreement on the terms of the revolving credit facility and may be required to repay the bridge loan on less than favorable terms. Other factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include the Company's failure to successfully integrate acquired businesses or technologies, expand its product offerings, introduce new products or commercialize new technologies or unanticipated costs relating to acquisitions, decreased demand for the Company's products due to changes in its customers' needs, financial position, general economic outlook, or other circumstances, plus factors described under the heading "Important Factors That May Affect Future Operating Results" in the Company's Annual Report on Form 10K for the fiscal year ended December 31, 2002 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site, http://www.harvardbioscience.com.

HARVARD BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues	$19,473	$11,963
Costs and Expenses:
Cost of product sales	9,635	5,749
Research and development expenses (1)	1,420	1,017
Marketing, selling, general & administrative (1)	6,425	3,386
Stock compensation expense	147	325
Amortization of intangible assets	625	305

Total costs and expenses	18,252	10,782
Income from operations	1,221	1,181
Other income (expense)
Interest Income net	27	94
Foreign currency gain (loss)	114	(43)
Other expense	(32)	(10)

Total other income net	109	41
Income before income taxes	1,330	1,222
Income tax expense	(554)	(449)

Net income	$776	$773

Income per share
Basic	$0.03	$0.03
Diluted	$0.03	$0.03
Weighted average common shares
Basic	29,892	26,456
Diluted	30,137	27,124

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, unaudited)

	March 31, 2003	December 31, 2002
Assets
Cash and cash equivalents	$9,321	$15,313
Trade Receivables	16,436	13,917
Inventories (2)	18,239	15,467
Property, plant and equipment	6,482	5,918
Goodwill and other intangibles	60,039	51,346
Other assets	5,138	5,623

Total assets	$115,655	$107,584

Liabilities
Total current liabilities	$24,032	$16,599
Total liabilities	26,537	19,203
Shareholders' equity	89,118	88,381

Total liabilities and shareholders' equity	$115,655	$107,584

(1)
For the three month period ended March 31, 2003, includes approximately $2.6 million in marketing, selling general & administrative expense and approximately $600K in research and development expense related to acquisitions completed since the first quarter of 2002.

(2)
As of March 31, 2003 includes approximately $300K in fair value adjustments for inventory and backlog related to the acquisitions of Genomic Solutions in October 2002, BTX in January 2003, and GeneMachines in March 2003.

HARVARD BIOSCIENCE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues	$19,473	$11,963
Costs and Expenses:
Cost of product sales	9,302	5,749
Research and development expenses (3)	1,420	1,017
Marketing, selling, general & administrative (3)	6,425	3,386

Total costs and expenses (4)	17,147	10,152
Income from operations (4)	2,326	1,811
Other income (expense)
Interest Income net	27	94
Foreign currency gain (loss)	114	(43)
Other expense	(32)	(10)

Total other income net	109	41
Income before income taxes (4)	2,435	1,852
Income tax expense (5)	(894)	(629)

Net income (4) (5)	$1,541	$1,223

Income per share (4) (5)
Diluted	$0.05	$0.05
Weighted average common shares
Diluted	30,137	27,124

(3)
For the three month period ended March 31, 2003, includes approximately $2.6 million in marketing, selling, general & administrative expense and approximately $600K in research and development expense related to acquisitions completed since the first quarter of 2002

(4)
Excludes stock compensation expense and amortization of intangible assets for all periods; and for the three month period ended March 31, 2003 excludes fair value adjustments for inventory and backlog related to the acquisitions of Genomic Solutions in October 2002, BTX in January 2003, and GeneMachines in March 2003.

(5)
Excludes tax benefit related to items described in Note 4 of $340 and $180 for the quarters ended March 31, 2003 and 2002, respectively.

HARVARD BIOSCIENCE, INC.

RECONCILIATION OF PRO FORMA NET INCOME TO U.S. GAAP NET INCOME

(In thousands, except per share data unaudited)

	Three Months Ended March 31,
	2003	2002
Pro Forma Net Income	$1,541	$1,223
Stock Compensation Expense	147	325
Amortization of Goodwill and Intangibles	625	305
Fair Value Adjustment to Cost of Product Sales	333	—
Income Tax Benefit	340	180

GAAP Net Income	$776	$773

Weighted average common shares
Diluted	30,137	27,124

Pro forma income per share	$0.05	$0.05

GAAP income per share	$0.03	$0.03

HARVARD BIOSCIENCE, INC.

RECONCILIATION OF ESTIMATED PRO FORMA E.P.S TO U.S. GAAP E.P.S.

(Per share amounts, unaudited)

Year ending December 31, 2003
Pro Forma Net Income	$0.26
Stock Compensation Expense	0.02
Amortization of Intangible Assets	0.09
Fair Value Adjustment to Cost of Product Sales	0.02
Income Tax Benefit	0.04

GAAP Net Income	$0.17

        The above amounts are estimates based on management's current expectations.

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HBIO Reports 63% Revenue Growth in First Quarter
HARVARD BIOSCIENCE, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data, unaudited)
SELECTED CONSOLIDATED BALANCE SHEET INFORMATION (In thousands, unaudited)
HARVARD BIOSCIENCE, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data, unaudited)
HARVARD BIOSCIENCE, INC. RECONCILIATION OF PRO FORMA NET INCOME TO U.S. GAAP NET INCOME (In thousands, except per share data unaudited)
HARVARD BIOSCIENCE, INC. RECONCILIATION OF ESTIMATED PRO FORMA E.P.S TO U.S. GAAP E.P.S. (Per share amounts, unaudited)